FERRO ANNOUNCES NEW DIRECTORS AND MANAGEMENT APPOINTMENTS

CLEVELAND, OH – October 24, 2016 – Ferro Corporation (NYSE: FOE) today announced the appointment to its Board of Directors of two individuals with extensive experience growing specialty chemical and materials businesses, as well as the appointment of new leaders for its Corporate Development and Investor Relations functions.

Elected Directors
Andrew M. Ross, 55, and Allen A. Spizzo, age 59, have been appointed to the Board of Directors, effective as of October 20, 2016.

Mr. Ross is the former President of the Pigments and Additives business of Rockwood Holdings, Inc., a performance additives and titanium dioxide business with annual sales of $1.7 billion, which was sold to Huntsman Pigments in October 2014.  Mr. Ross led a number of initiatives at Rockwood that significantly increased sales and profitability of its color pigments business, including several multi-national acquisitions, acquisition integrations, and operational efficiency optimization projects.
Mr. Ross’ career has included senior leadership roles in family-owned, private equity-sponsored, and publicly owned companies.  He earned a Bachelor’s degree in International Relations from Tufts University and a Master of Management degree in Accounting and Finance from the Kellogg School of Management at Northwestern University.

Mr. Spizzo was Vice President and Chief Financial Officer from 2004 to 2008 of Hercules Incorporated, an S&P 500 specialty chemical company that was sold to Ashland, Incorporated in November 2008.  Under his financial leadership, the company’s balance sheet and cost structure were optimized, and Hercules recorded significant improvements in cash flow, earnings per share, book value and return on invested capital.  He was also instrumental in the execution of several bolt-on acquisitions, along with strategic dispositions.

Since 2008, Mr. Spizzo has been a business consultant focused on the chemicals, materials, biotechnology and pharmaceutical industries.  He also serves as an investment advisor and asset management trustee.  Mr. Spizzo earned a Bachelor’s degree in Chemical Engineering from North Carolina State University and an MBA from the University of Akron.  He has 35 years of experience in the global chemicals and materials industry.

With the addition of Mr. Ross and Mr. Spizzo, Ferro’s Board now consists of eight directors.

Management Appointments

Joseph Vitale, who was Ferro’s Director, Corporate Development from 2011 until August 2015, has rejoined the Company as Vice President, Corporate Development.  He succeeds Benjamin Schlater, who was named Vice President and Chief Financial Officer in September.

Prior to re-joining Ferro, Mr. Vitale was Vice President, Strategic Planning & Business Development, with Ranpak Corporation in Concord, Ohio, a private equity-backed packaging company.  From 2007 to 2010, he led corporate finance, strategic planning and M&A for Excel Polymers, a private equity-backed chemicals company that was successfully exited in December 2010.  Between 2001 and 2007, he served in various finance and treasury roles at Delphi Corporation. He began his career as a financial analyst with ABN AMRO Bank in Chicago.  Mr. Vitale earned a Bachelor of Arts degree in Chemistry from Vanderbilt University and an MBA in Finance from the Anderson School of Management at UCLA.

Kevin Cornelius Grant has been appointed Manager, Investor Relations.  Mr. Grant joined Ferro’s Corporate Financial Planning and Analysis (FP&A) group in July 2015.  He directed the FP&A group and also worked with Corporate Development on financial analysis of acquisitions.  Mr. Grant has diverse FP&A experience in the energy, mining, and chemical sectors, with strong knowledge of global manufacturing.  He earned a Bachelor of Science degree in Finance from Saint Vincent College in Latrobe, Pennsylvania.

Mr. Grant replaces John Bingle, who for the past four years served in the dual roles of Treasurer and Director of Investor Relations.  Mr. Bingle is continuing as Ferro’s Treasurer.

Peter T. Thomas, Chairman, President and Chief Executive Officer of Ferro, commented, “I am delighted to welcome Andrew Ross and Allen Spizzo to Ferro’s Board.  Their deep industry knowledge and experience growing global companies will directly benefit Ferro as we execute on our growth strategy.  We look forward to their contributions to the achievement of our strategic objectives.

“I’m also very happy to welcome Joe Vitale back to the Company.  Joe was instrumental in re-positioning our portfolio of businesses, having led six divestitures and five acquisitions from 2013 to 2015.  His knowledge of our strategy and the Company’s acquisition pipeline will help us maintain momentum with our M&A initiatives.”

Mr. Thomas added, “Kevin Grant is an astute financial professional who has been working closely with our leadership team providing financial analyses to support our growth activities.  I’m confident that he will provide valuable assistance to our investors and the financial community in his new role.”

About Ferro
Ferro Corporation (http://www.ferro.com) is a leading global functional coatings and color solutions company that supplies technology-based performance materials, including glass-based coatings, pigments and colors, and polishing materials. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,900 employees globally and reported 2015 sales of $1.1 billion.

Cautionary Note on Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking statements" within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company's operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company's future financial performance include the following:

•

Ferro's ability to complete acquisitions, effectively integrate the businesses and achieve the expected synergies (including the Cappelle Pigments, Delta, Pinturas Benicarló, Ferer, Al Salomi, Nubiola and Vetriceramici transactions), as well as the acquisitions being accretive and Ferro achieving the expected returns on invested capital;

•	Ferro's ability to successfully implement and/or administer its cost-saving initiatives, including its restructuring programs, and to produce the desired results;
•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;
•	the effectiveness of the Company's efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;
•	currency conversion rates and economic, social, political, and regulatory conditions around the world;
•	Ferro's ability to successfully introduce new products or enter into new growth markets;
•	the impact of interruption, damage to, failure, or compromise of the Company's information systems;
•	restrictive covenants in the Company's credit facilities could affect its strategic initiatives and liquidity;
•	Ferro's ability to access capital markets, borrowings, or financial transactions;
•	the availability of reliable sources of energy and raw materials at a reasonable cost;
•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;
•	sale of products into highly regulated industries;
•	limited or no redundancy for certain of the Company's manufacturing facilities and possible interruption of operations at those facilities;
•	competitive factors, including intense price competition;
•	Ferro's ability to protect its intellectual property or to successfully resolve claims of infringement brought against it;
•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;
•	management of Ferro's general and administrative expenses;
•

Ferro's multi-jurisdictional tax structure and its ability to reduce its effective tax rate, including the impact of the Company's performance on its ability to utilize significant deferred tax assets;

•	the effectiveness of strategies to increase Ferro's return on invested capital, and the short-term impact that acquisitions may have on return on invested capital;
•	stringent labor and employment laws and relationships with the Company's employees;
•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;
•	implementation of new business processes and information systems, including the outsourcing of functions to third parties;
•	risks associated with the manufacture and sale of material into industries making products for sensitive applications;
•	exposure to lawsuits in the normal course of business;

•	risks and uncertainties associated with intangible assets;
•	Ferro's borrowing costs could be affected adversely by interest rate increases;
•	liens on the Company's assets by its lenders affect its ability to dispose of property and businesses;
•	Ferro may not pay dividends on its common stock in the foreseeable future;
•	amount and timing of any repurchase of Ferro's common stock; and
•	other factors affecting the Company's business that are beyond its control, including disasters, accidents and governmental actions.
•

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management's best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the period ended December 31, 2015.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management's best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the period ended December 31, 2015.

Contact
Mary Abood, 216-875-5401
Director, Corporate Communications
mary.abood@ferro.com